Exhibit 8.1

Nelson

Mullins

Nelson Mullins Riley & Scarborough LLP Attorneys and Counselors at Law 100 North Tryon Street / 42nd Floor / charlotte, NC 28202-4007 Tel: 704.417.3000 Fax: 704.377.4814 www.nelsonmullins.com

December 9, 2013

First Community Corporation

5455 Sunset Blvd.

Lexington, South Carolina 29072

Re:          First Community Corporation

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to First Community Corporation, a South Carolina corporation (“FCC”), in connection with the proposed merger (the “Merger”) of SRMS, Inc., a Georgia corporation and wholly-owned subsidiary of FCC (“Merger Sub”), with and into Savannah River Financial Corporation, a Georgia corporation (“SRFC”), pursuant to an Agreement and Plan of Merger dated as of August 13, 2013, by and among FCC, the Merger Sub and SRFC (the “Agreement”), as described in the Registration Statement on Form S-4 in the form to be filed by FCC with the Securities and Exchange Commission (the “Registration Statement”).  Unless otherwise indicated, each defined term has the meaning ascribed to it in the Agreement.

In connection with this opinion, we have examined the Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.  In all our examinations, we have assumed, or will assume, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to use as copies or drafts.

In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement; and (ii) the information set forth in the Registration Statement and the factual representations made to us by FCC, the Merger Sub and SRFC in their respective letters delivered to us for purposes of this opinion are accurate and complete and will remain accurate and complete at all times up to and including the Effective Time.

Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the heading “THE MERGER — Important Federal Income Tax Consequences,”

With offices in the District of Columbia, Florida, Georgia, Massachusetts, North Carolina, South Carolina, Tennessee and West Virginia

insofar as it presents legal conclusions with respect to matters of United States federal income tax law, subject to the limitations and qualifications referred to therein, accurately sets forth the material United States federal income tax consequences of the Merger and constitutes the opinion of Nelson Mullins Riley & Scarborough, L.L.P.

The opinion expressed herein is based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from FCC, the Merger Sub and SRFC referred to above.  Our opinion cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from FCCO, the Merger Sub and SRFC referred to above are, or later become, inaccurate.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) that would cause any statement, representation or assumption herein to be no longer be accurate.  Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

Except as set forth above, we express no opinion as to the tax consequences, whether federal, state, local or foreign, of the Registration Statement or any transaction related thereto or contemplated thereby.  We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name and the discussion of our opinion under the captions “THE MERGER — Important U.S. Federal Income Tax Consequences” in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.